UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 25, 2006

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AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA 99202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 534-6200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2006, Ambassadors Group, Inc. (the “Registrant”) entered into a contract for the general construction of a new corporate headquarters building in Spokane, Washington. This $12.3 million contract is between the Registrant and Graham Construction and Management, Inc. for construction completion in the second half of 2007. The contract does not include certain other costs such as site acquisition costs, site preparation costs, engineering, architect fees, or sales tax.

The foregoing summary of the contract is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	AIA Document A101, Standard Form of Agreement Between Owner and Contractor by and between Ambassadors Group, Inc. and Graham Construction and Management, Inc., dated as of September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: September 29, 2006	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd
Chief Financial Officer